EXHIBIT 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

BETWEEN

SELECTIVE INSURANCE GROUP, INC.

AND

U.S. BANK
NATIONAL ASSOCIATION
Trustee

Dated as of February 8, 2013

5.875% SENIOR NOTES DUE 2043

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FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 8, 2013 (the “First Supplemental Indenture”), is between SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Indenture, dated as of February 8, 2013, between the Company and the Trustee (the “Base Indenture” and, together with this First Supplemental Indenture, the “Indenture”).

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance from time to time of the Company’s unsecured senior notes (the “Securities”) in one or more series, as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be known as its 5.875% Senior Notes due 2043 (the “Senior Notes”), the form and substance of such Senior Notes and the terms, provisions, and conditions thereof to be set forth as provided in this First Supplemental Indenture;

WHEREAS, the Company desires that $175,000,000 aggregate principal amount of this series of Senior Notes be originally issued on February 8, 2013, pursuant to the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been satisfied;

WHEREAS, all requirements necessary to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been satisfied; and

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Senior Notes and the terms, provisions, and conditions thereof, the Company covenants and agrees with the Trustee as follows:

Article I

DEFINITIONS

1.1              Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                the terms not otherwise defined herein that are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;

(b)               the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c)                all other terms used, but not defined, herein or given meanings pursuant to this clause (c) or clause (b) above that are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d)               all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(e)                a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

(f)                the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section, or other subdivision; and

(g)               headings are for convenience of reference only and do not affect interpretation.

“Coupon Rate”: See Section 2.5(a) hereof.

“Indebtedness” means, with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person and (iv) every obligation of the type referred to in clauses (i) through (iii) above of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of this clause (iv), to the extent such Person has guaranteed or is responsible or liable for such obligations).

“Interest Payment Date”: See Section 2.5(a) hereof.

“Lien” means, with respect to any property or assets, any mortgage, deed of trust, pledge, lien, security interest or other encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to give a lien or file a financing statement as a debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property under a lease that is not in the nature of a conditional sale or title retention agreement).

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“Record Date”: See Section 2.5(a) hereof.

“Redemption Price” means 100% of principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest thereon, to but excluding the redemption date.

“Restricted Subsidiary” means a Subsidiary incorporated under the laws of any state of the United States of America or of the District of Columbia; provided that no such Subsidiary shall be a Restricted Subsidiary if (1) the total assets of such Subsidiary are less than 20% of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and the Company, respectively, and determined in accordance with generally accepted accounting principles in the United States of America, or (2) in the judgment of the Board of Directors, as evidenced by a Board resolution, such Subsidiary is not material to the financial condition of the Company and its consolidated Subsidiaries taken as a whole.

“Securities”: See the first recital to this First Supplemental Indenture.

“Senior Notes”: See the second recital to this First Supplemental Indenture.

“Stated Maturity”: See Section 2.2 hereof.

Article II

TERMS AND CONDITIONS OF THE SENIOR NOTES

Pursuant to Section 3.01 of the Base Indenture, the Senior Notes are hereby established with the following terms and other provisions:

2.1              Designation and Principal Amount.

(a)                There is hereby authorized a series of Securities, designated the “5.875% Senior Notes due 2043,” in the initial aggregate principal amount of up to $200,000,000.

(b)               The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture but without the consent of the Holders, create and issue pursuant to this Indenture an unlimited principal amount of additional Senior Notes (in excess of any amounts theretofore issued) having the same terms and conditions to those of the other outstanding Senior Notes, except that any such additional Senior Notes may have a different issue date and issue price from other outstanding Senior Notes. Such additional Senior Notes shall constitute part of the same series of Senior Notes hereunder.

2.2              Stated Maturity. The “Stated Maturity” of the principal amount of the Senior Notes shall be February 9, 2043.

2.3              Form and Payment; Minimum Transfer Restriction.

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(a)                The Senior Notes shall be issued in fully registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. The Senior Notes shall be initially issued in the form of one or more permanent Global Securities, in the form of Exhibit A hereto. Principal and interest on the Senior Notes will be payable, the transfer of such Senior Notes will be registrable and such Senior Notes will be exchangeable for Senior Notes bearing identical terms and provisions at the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Securities Register or by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Paying Agent by the Record Date. The Securities Register for the Senior Notes shall be kept at the Corporate Trust Office of the Trustee, and the Trustee is hereby appointed Securities Registrar and Paying Agent for the Senior Notes.

(b)               The Senior Notes may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Senior Notes for any purpose, including but not limited to the receipt of payments in respect of such Senior Notes and such transferee shall be deemed to have no interest whatsoever in such Senior Notes.

2.4              Exchange and Registration of Transfer of Senior Notes; Restrictions on Transfers; Depositary. The Senior Notes shall be issued in accordance with the following procedures:

(a)                So long as Senior Notes are eligible for book-entry settlement with the Depositary, or unless required by law, all Senior Notes that are so eligible will be represented by one or more Global Securities registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(c) below, beneficial owners of a Global Security representing the Senior Notes shall not be entitled to have any certificate representing any Senior Notes in definitive form registered in their names, will not receive or be entitled to receive physical delivery of any certificate representing any Senior Notes in definitive form, and will not be registered holders of such Global Security.

(b)               The transfer and exchange of beneficial interests in Global Securities shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary, and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Securities.

(c)                Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Security may not be exchanged in whole or in part for Senior Notes registered, and no transfer of a Global Security may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to Senior Notes, or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, instructs the Trustee to exchange such Global Security for a Senior Note that is not a Global Security (in which case such exchange (subject to such procedures) shall be effected by the Trustee).

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The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities representing the Senior Notes. Initially, such Global Notes shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

Certificates representing Senior Notes in definitive form issued in exchange for all or a part of a Global Security pursuant to this Section 2.4 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such certificates in definitive form to the persons in whose names such definitive certificates are so registered.

So long as Senior Notes are represented by one or more Global Securities, (i) the Securities Registrar for the Senior Notes and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Securities as the sole holder of the Senior Notes evidenced by such Global Securities and shall have no obligations to the holders of beneficial interests in such Global Securities; and (ii) the rights of the holders of beneficial interests in such Global Securities shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

At such time as all interests in a Global Security have been paid, redeemed, exchanged, repurchased or canceled, such Global Security shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Security is exchanged for definitive Senior Notes, redeemed by the Company pursuant to Article III hereof or canceled, or transferred for part of a Global Security, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Security by, or at the direction of, the Trustee to reflect such reduction or increase.

2.5              Interest.

(a)                Each Senior Note shall bear interest at the rate of 5.875% per annum (the “Coupon Rate”). Any such interest on the Senior Notes shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2013, and on February 9, 2043 (each, an “Interest Payment Date”) to the Person in whose name such Senior Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. The “Record Date” for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Senior Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.

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(b)               The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date, redemption date or the Stated Maturity of the Senior Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.

2.6              Events of Default.

(a)                Solely with respect to the Senior Notes, Section 7.02 of the Base Indenture is hereby amended to insert the following parenthetical immediately after the words “If an Event of Default” in the first line of the first paragraph thereof:

“(other than an Event of Default specified in Section 7.01(e) or (f))”.

(b)               Solely with respect to the Senior Notes, Section 7.02 of the Base Indenture is hereby amended to insert the following sentence at the end of the first paragraph thereof:

“If an Event of Default specified in Section 7.01(e) or (f) occurs and is continuing, the principal amount and any accrued and unpaid interest on the Senior Notes through the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.”

For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the holders of the Senior Notes, no breach by the Company of any covenant or obligation under the Indenture or the terms of the Senior Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Indenture.

2.7              Other.

(a)                The provisions of Article Five of the Base Indenture shall not apply to the Senior Notes.

(b)               The Senior Notes shall not be convertible into any shares of capital stock of the Company or any other security.

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(c)                The place at which notices and demands to or upon the Company in respect to the Senior Notes and the Indenture may be served is at 40 Wantage Avenue, Branchville, New Jersey 07890, Attention: General Counsel, or at any other address furnished prior to any such notice or demand in writing to the Trustee by the Company.

Article III

REDEMPTION OF THE SENIOR NOTES

3.1              Optional Redemption by Company. On or after February 8, 2018, the Company may at its option redeem the Senior Notes, in whole at any time or in part from time to time, at the Redemption Price. The Redemption Price shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 11:00 a.m., New York City time, on the date such Redemption Price is to be paid. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Senior Notes called for redemption.

3.2              Modifications with Respect to Notice of Redemption. Solely with respect to the Senior Notes, Article Four of the Base Indenture is hereby amended to:

(a)                replace the number “60” in the fourth line of Section 4.02 with “30”;

(b)               replace the number “30” in the second line of Section 4.04 with “25”; and

(c)                replace the number “35” in the fourth sentence of Section 4.04 with “30”.

Article IV

COVENANTS

Article Twelve of the Base Indenture is hereby supplemented solely with respect to the Senior Notes by the following additional covenant of the Company:

4.1              Limitation on Liens on Stock of Restricted Subsidiaries. As long as Senior Notes are Outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, assume, incur, or permit to exist any Indebtedness that is secured by any Lien on the capital stock of a Restricted Subsidiary unless the Senior Notes are secured equally and ratably with (or prior to) such Indebtedness for at least the time period such Indebtedness is so secured.

Article V

SUPPLEMENTAL INDENTURES

5.1              Modification. Solely with respect to the Senior Notes, Section 11.02 of the Base Indenture is hereby amended to replace subsection (c) thereof with the following subsections (c) through (e):

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(c) modify any of the provisions of this Section 11.02 or Section 7.13 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

(d) change the Redemption Price; or

(e) change the date prior to which no redemption may be made.

Article VI

MISCELLANEOUS

6.1              Ratification of Indenture; First Supplemental Indenture Controls. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

6.2              Agreement by Holders to Certain Tax Treatment. Each Holder of the Senior Notes shall, by accepting the Senior Notes or a beneficial interest therein, be deemed to have agreed that the Holder intends that the Senior Notes constitute debt and will treat the Senior Notes as indebtedness for United States federal-, state-, and local-law purposes.

6.3              Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

6.4              Governing Law. This First Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

6.5              Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Senior Notes, but this First Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

6.6              Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ Dale A. Thatcher
Name: Dale A. Thatcher Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ T. Scott Fesler
Name: T. Scott Fesler Title: Vice President

Exhibit A

FRONT OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (“DTC”), to THE Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SELECTIVE INSURANCE GROUP, INC.

5.875% SENIOR NOTES DUE 2043

PRINCIPAL AMOUNT PER SENIOR NOTE: $25.00

CERTIFICATE NO.: _____	_____ Senior Notes
CUSIP NO.: _____
ISIN NO.: _____

SELECTIVE INSURANCE GROUP, INC., a corporation duly organized and existing under the laws of New Jersey (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company and registered assigns, the principal sum of _____ U.S. Dollars ($_____), as may be revised from time to time on Schedule 1 hereto, on February 9, 2043 (the “Stated Maturity”). This Security will accrue interest at the rate of 5.875% per annum (the “Coupon Rate”), in like coin or currency, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 2013, and on February 9, 2043 (each, an “Interest Payment Date”). Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, SELECTIVE INSURANCE GROUP, INC. has caused this instrument to be duly executed.

SELECTIVE INSURANCE GROUP, INC.

By:
Name: Title:

Signature Page

Senior Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

Signature Page

Senior Note

REVERSE OF SECURITY

SELECTIVE INSURANCE GROUP, INC.

5.875% SENIOR NOTES DUE 2043

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Indenture

This Security is one of a duly authorized series of the Securities of SELECTIVE INSURANCE GROUP, INC. (the “Senior Notes”), all issued under and pursuant to an Indenture dated as of February 8, 2013 (the “Base Indenture”), duly executed and delivered by SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of February 8, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Senior Notes.

2. Method of Payment

Interest on this Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Security is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date will be the fifteenth calendar day preceding such Interest Payment Date whether or not a Business Day.

3. Optional Right of Redemption

The Company may, at its option, redeem the Senior Notes of this series on or after February 8, 2018, in whole at any time or in part from time to time, at the Redemption Price.

4. No Sinking Fund

The Senior Notes will not be subject to a sinking fund provision.

5. Defaults and Remedies

The Indenture provides for Events of Default and remedies relating thereto with respect to the Senior Notes as set forth in Article Seven of the Base Indenture as supplemented by Section 2.6 of the First Supplemental Indenture.

6. Amendment; Supplement

The Indenture provides for amendments, supplements and waivers with respect to the Indenture as set forth in Article Eleven of the Base Indenture as supplemented by Section 5.1 of the First Supplemental Indenture.

7. Restrictive Covenants

The Indenture provides restrictive covenants with respect to the Senior Notes as set forth in Article Twelve of the Base Indenture as supplemented by Article Four of the First Supplemental Indenture.

8. Denomination; Transfer; Exchange

The Senior Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Securities Register of the Senior Notes upon surrender of this Security for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Security or Securities of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

9. Persons Deemed Owners

The registered Holder of this Security shall be treated as its owner for all purposes.

10. Tax Treatment

The Company and, by acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

11. No Recourse Against Others

No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

12. Authentication

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

13. Governing Law

This Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ____________ _____, _____

Signature*:

*NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF PRINCIPAL AMOUNT REDUCTIONS

Principal amount of Senior Notes outstanding as of February 8, 2013:

$175,000,000

Thereafter, the following decreases have been made:

Date of Redemption or Repurchase	Principle Amount Redeemed or Repurchased	Principal Amount Remaining	Notation Made by or on Behalf of the Trustee